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                        JAECKLE FLEISCHMANN & MUGEL, LLP
                                ATTORNEYS AT LAW

FLEET BANK BUILDING      TWELVE FOUNTAIN PLAZA      BUFFALO, NEW YORK 14202-2292
                     TEL (716) 856-0600 FAX (716) 856-0432

                                 JUNE 12, 1997

EastGroup Properties, Inc.
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi 39201

Ladies and Gentlemen:

               Re: EastGroup Properties, Inc.
                  Registration Statement on Form S-3

     We have acted as counsel to EastGroup Properties, Inc. ("EastGroup"), a Maryland corporation, in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), covering 500,000 shares of common stock, $0.0001 par value per share, of EastGroup (the "Common Stock"), which Common Stock will be sold pursuant to the terms and conditions of EastGroup's Dividend Reinvestment Plan substantially in the form of EastGroup's Dividend Reinvestment Plan filed as Exhibit 99 to the Registration Statement (the "Dividend Reinvestment Plan").

     We have examined such corporate records of EastGroup and other documents as we have deemed necessary and appropriate under the circumstances to furnish the following opinions:

     1. EastGroup is a corporation duly organized and validly existing under the laws of the State of Maryland.

     2. When the Registration Statement has become effective under the Securities Act of 1933, as amended, and the Common Stock has been sold and delivered pursuant to the terms and conditions set forth in the Dividend Reinvestment Plan, the Common Stock will be validly issued, fully-paid and non-assessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and we further consent to any and all references to our name therein.

                                          Very truly yours,

                                          JAECKLE FLEISCHMANN & MUGEL, LLP

                   Buffalo, New York  -  Rochester, New York